Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hollander: 816.729.1027

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Fourth Quarter and Full-Year 2025 Results

Fourth Quarter 2025 Financial Highlights

•
GAAP net income available to common shareholders of $209.5 million, or $2.74 per diluted common share, an increase of 74.6% as compared to the fourth quarter of 2024.
•
Net operating income available to common shareholders(i) of $235.2 million, or $3.08 per diluted common share, an increase of 91.9% as compared to the fourth quarter of 2024.
•
Fourth quarter revenues totaled $720.9 million, a 66.0% increase as compared to the fourth quarter of 2024, and an increase of 6.3% from the third quarter of 2025.
•
Net interest income of $522.5 million, an increase of 94.3% as compared to the fourth quarter of 2024, and an increase of 10.0% from the third quarter of 2025.
•
Net interest margin on a fully taxable equivalent basis of 3.29%, up 72 basis points from the fourth quarter of 2024.
•
Noninterest income increased 20.1% to $198.4 million compared to the fourth quarter of 2024.
•
Fourth quarter 2025 return on average assets of 1.20% and return on average common equity of 11.27%.
•
GAAP efficiency ratio improved to 55.5% as compared to 61.8% in the fourth quarter of 2024.
•
Average loans increased 13.0% on a linked-quarter annualized basis to $38.3 billion; average loans increased $13.1 billion, or 51.6%, as compared to the fourth quarter of 2024. End-of-period loans were $38.8 billion at December 31, 2025.
•
Average deposits increased 5.6% on a linked-quarter annualized basis to $57.6 billion. End-of-period deposits were $60.7 billion at December 31, 2025.
•
Average noninterest-bearing demand deposits increased 24.9% on a linked-quarter annualized basis to $14.7 billion.
•
Noninterest expense of $425.6 million included $39.7 million in acquisition-related costs.
•
Net charge-offs for the fourth quarter of 2025 totaled $12.7 million, equal to 13 basis points of average loans, compared to 20 basis points of average loans in the third quarter of 2025.
•
Total assets at December 31, 2025 were $73.1 billion, up 45.0% from $50.4 billion as of December 31, 2024.

(i) A non-GAAP financial measure reconciled later in this release to the nearest comparable GAAP measure.

KANSAS CITY, Mo. (January 27, 2026) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income available to common shareholders for the fourth quarter of 2025 of $209.5 million, or $2.74 per diluted share, compared to $180.4 million, or $2.36 per diluted share, in the third quarter (linked quarter) and $120.0 million, or $2.44 per diluted share, in the fourth quarter of 2024.

Net operating income available to common shareholders, a non-GAAP financial measure reconciled later in this release to net income available to common shareholders, the nearest comparable GAAP measure, was $235.2 million, or $3.08 per diluted share, for the fourth quarter of 2025, compared to $206.5 million, or $2.70 per diluted share, for the linked quarter and $122.6 million, or $2.49 per diluted share, for the fourth quarter of 2024. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $329.1 million, or $4.31 per diluted share, for the fourth quarter of 2025, compared to $293.4 million, or $3.84 per diluted share, for the linked quarter, and $166.9 million, or $3.39 per diluted share, for the fourth quarter of 2024. These operating PTPP results represent an increase of 12.2% on a linked-quarter basis and an increase of 97.2% compared to the fourth quarter of 2024.

“2025 marked a significant chapter in UMB’s 113-year history, with the successful completion of the acquisition of Heartland Financial and another year of record earnings. We posted significant improvements in our profitability metrics as we continue to build scale, deliver profitable growth on both sides of the balance sheet, and maintain our unwavering focus on strong asset quality metrics,” said Mariner Kemper, UMB Financial Corporation chairman and chief executive officer.

“Strong fourth quarter results were once again enabled by 13.0% linked-quarter annualized loan growth, 5.6% linked-quarter annualized deposit growth that included a 24.9% increase in average demand deposit balances, and continued momentum in our fee income businesses. As reported, net interest margin expanded 25 basis points compared to the prior quarter. Operating expenses, excluding merger-related charges, increased sequentially, primarily driven by incentive compensation related to strong company performance. Net charge-offs for the fourth quarter were just 13 basis points. And for the calendar year 2025, net charge-offs were 23 basis points, lower than our long-term historical averages. I am incredibly proud of our associates for delivering strong fundamental and financial performance in 2025, while providing outstanding customer experience to our existing and newly acquired clients—all of which continues to drive our exceptional results.”

Fourth Quarter 2025 earnings discussion

Note: The acquisition of Heartland Financial USA, Inc. (HTLF) closed on January 31, 2025; as such, financial results for the fiscal periods since that date include the impact from the acquired operations. Financial results in the fourth quarter of 2024 were impacted by $3.7 million in acquisition-related expense and do not include any impact of the acquired operations of HTLF.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per common share data)
	Q4	Q3	Q4
	2025	2025	2024
Net income (GAAP)	$215,355	$188,316	$119,997
Net income available to common shareholders (GAAP)	209,543	180,372	119,997
Earnings per common share - diluted (GAAP)	2.74	2.36	2.44

Operating pre-tax, pre-provision income (Non-GAAP)(i)	329,075	293,383	166,901
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	4.31	3.84	3.39

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	337,837	301,697	173,270
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	4.42	3.95	3.52

Net operating income available to common shareholders (Non-GAAP)(i)	235,206	206,546	122,577
Operating earnings per common share - diluted (Non-GAAP)(i)	3.08	2.70	2.49

GAAP
Return on average assets	1.20%	1.04%	1.06%
Return on average common equity	11.27	10.14	13.53
Efficiency ratio	55.50	58.09	61.83

Non-GAAP(i)
Operating return on average assets	1.34%	1.20%	1.08%
Operating return on average common equity	12.65	11.61	13.82
Operating efficiency ratio	50.82	53.02	61.12

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	December	December
	YTD	YTD
	2025	2024
Net income (GAAP)	$702,398	$441,243
Net income available to common shareholders (GAAP)	684,617	441,243
Earnings per common share - diluted (GAAP)	9.29	8.99

Operating pre-tax, pre-provision income (Non-GAAP)(i)	1,164,933	625,786
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	15.80	12.75

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	1,197,805	651,679
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	16.25	13.28

Net operating income available to common shareholders (Non-GAAP)(i)	836,009	461,745
Operating earnings per common share - diluted (Non-GAAP)(i)	11.35	9.41

GAAP
Return on average assets	1.03%	1.02%
Return on average common equity	10.24	13.24
Efficiency ratio	57.67	62.56

Non-GAAP(i)
Operating return on average assets	1.26%	1.07%
Operating return on average common equity	12.51	13.85
Operating efficiency ratio	52.56	61.12

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Net interest income	$522,500	$475,042	$268,974	$47,458	$253,526
Noninterest income:
Trust and securities processing	92,428	87,926	76,861	4,502	15,567
Trading and investment banking	6,198	7,026	6,185	(828)	13
Service charges on deposit accounts	27,734	29,150	21,405	(1,416)	6,329
Insurance fees and commissions	236	307	425	(71)	(189)
Brokerage fees	20,495	20,470	18,635	25	1,860
Bankcard fees	29,052	29,561	21,089	(509)	7,963
Investment securities gains (losses), net	2,157	(4,093)	593	6,250	1,564
Other	20,069	32,951	20,018	(12,882)	51
Total noninterest income	$198,369	$203,298	$165,211	$(4,929)	$33,158
Total revenue	$720,869	$678,340	$434,185	$42,529	$286,684
Net interest income (FTE)	$531,262	$483,356	$275,343
Net interest margin (FTE)	3.29%	3.04%	2.57%
Total noninterest income as a % of total revenue	27.5	30.0	38.1

Net interest income

•
Fourth quarter 2025 net interest income totaled $522.5 million, an increase of $47.5 million, or 10.0%, from the linked quarter, driven primarily by decreased interest expense due to the mix shift in the funding composition within deposit categories coupled with growth in noninterest-bearing demand deposit balances, as well as repricing of deposits following the reduction in short-term interest rates, coupled with continued organic growth in average loans, higher purchase accounting accretion income, and a $4.6 million nonrecurring benefit from interest on loans that were brought current from nonaccrual status. These benefits were partially offset by declines in interest income on interest bearing due from bank coupled with the impact from reduction in short-term interest rates.
•
Average earning assets increased $1.1 billion, or 1.7%, from the linked quarter, largely driven by increases of $1.2 billion in average loans and $952.5 million in average securities, partially offset by a decrease of $1.5 billion in average interest bearing due from bank.
•
Average interest-bearing liabilities decreased $129.1 million, or 0.3%, from the linked quarter, primarily driven by a decrease of $155.2 million, or 24.7%, in borrowed funds, driven by the repayment of the 2020 subordinated debt issuance during the third quarter of 2025.
•
Net interest margin for the fourth quarter was 3.29%, an increase of 25 basis points from the linked quarter, due to lower yields on interest-bearing deposits driven by mix shift and repricing of deposits following the reduction in short-term interest rates, partially offset by lower benefit from free funds in a lower interest rate environment.
•
On a year-over-year basis, net interest income increased $253.5 million, or 94.3%, driven by a $21.5 billion, or 50.5%, increase in average earning assets, primarily due to rate and mix changes related to the acquisition of HTLF. Average loans increased $13.1 billion, average securities increased $6.6 billion, and average interest-bearing due from banks increased $1.1 billion.
•
Average deposits increased 51.4% compared to the fourth quarter of 2024, reflecting strong organic growth as well as the impact of acquired HTLF balances. Average interest-bearing deposits increased 56.4%, and noninterest-bearing demand deposit balances increased 38.4% compared to the fourth quarter of 2024. Average demand deposit balances comprised 25.6% of total deposits, compared to 24.4% in the linked quarter and 28.0% in the fourth quarter of 2024.
•
Average borrowed funds decreased $155.2 million as compared to the linked quarter driven by the repayment of the 2020 subordinated debt issuance during the third quarter of 2025. Compared to the fourth quarter of 2024, average borrowed funds increased $63.1 million driven by the acquisition of HTLF, partially offset by the repayment of borrowings under the BTFP and FHLB advances during the fourth quarter of 2024.

Noninterest income

•
Fourth quarter 2025 noninterest income decreased $4.9 million, or 2.4%, on a linked-quarter basis, largely due to:
o
Decreases of $5.3 million and $2.9 million in company-owned life insurance income and derivative income, respectively, and a $2.5 million legal settlement received in the third quarter of 2025, all recorded in other income, and a $1.4 million decrease in deposit service charges. The decrease in company-owned life insurance was offset by a proportionate decrease in deferred compensation as noted below.
o
These decreases were partially offset by the following increases:
▪
Increases of $6.3 million in investment securities gains primarily driven by a $5.9 million gain on the sale of a non-marketable security.
▪
Increases of $3.2 million in fund services income and $1.0 million in trust income, both recorded in trust and securities processing.

•
Compared to the prior year, noninterest income in the fourth quarter of 2025 increased $33.2 million, or 20.1%, primarily driven by:

o
Increases of $7.0 million in fund services income, $6.5 million in trust income, and $2.1 million in corporate trust income, all recorded in trust and securities processing.
o
Increase of $8.0 million in bankcard income due to increased interchange income, partially offset by increased rebate expense.
o
An increase of $6.3 million in service charges on deposit accounts, primarily driven by increased service charge income on interest-bearing checking accounts, largely due to the HTLF acquisition and increased corporate service charges income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Salaries and employee benefits	$228,605	$220,329	$161,062	$8,276	$67,543
Occupancy, net	19,933	19,149	11,272	784	8,661
Equipment	14,978	16,563	15,312	(1,585)	(334)
Supplies and services	6,843	10,492	3,173	(3,649)	3,670
Marketing and business development	15,246	11,094	8,999	4,152	6,247
Processing fees	43,350	45,008	30,565	(1,658)	12,785
Legal and consulting	23,614	21,616	12,229	1,998	11,385
Bankcard	12,570	11,775	9,398	795	3,172
Amortization of other intangible assets	25,454	25,317	1,917	137	23,537
Regulatory fees	3,164	8,091	5,255	(4,927)	(2,091)
Other	31,803	29,851	11,179	1,952	20,624
Total noninterest expense	$425,560	$419,285	$270,361	$6,275	$155,199

•
GAAP noninterest expense for the fourth quarter of 2025 was $425.6 million, an increase of $6.3 million, or 1.5%, from the linked quarter and $155.2 million, or 57.4% from the fourth quarter of 2024. Fourth quarter 2025 expenses included $39.7 million in total acquisition-related and other nonrecurring costs, compared to $35.6 million in the linked quarter and $3.7 million in the fourth quarter of 2024. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $391.8 million for the fourth quarter of 2025, an increase of $6.8 million, or 1.8%, from the linked quarter and an increase of $124.5 million, or 46.6%, from the fourth quarter of 2024.
•
The linked-quarter increase in GAAP noninterest expense was driven by:
o
An increase of $13.0 million in bonus and commission expense from increased company performance, partially offset by a $5.8 million decrease in deferred compensation expense, recorded in salaries and employee benefits. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.
o
An increase of $4.2 million in marketing and business development driven by the timing of multiple advertising campaigns and increased travel and entertainment expense.
o
An increase of $2.0 million in legal and consulting expense primarily driven by HTLF acquisition-related expenses.

o
An increase of $2.0 million in other expense driven by an increase in charitable contributions, partially offset by reduced acquisition expense from the termination of legacy HTLF contracts.
o
These increases were partially offset by the following decreases:
▪
A decrease of $4.9 million in regulatory fees driven by a reduction in the FDIC special assessment expense.
▪
A decrease of $3.6 million in supplies and services driven by lower HTLF acquisition costs related to computer hardware and printing expense.
•
The year-over-year increase in GAAP noninterest expense was driven by:
o
Increases of $67.5 million in salaries and employee benefits expense, driven by the additional associates added as part of the HTLF acquisition, and $23.5 million in amortization of intangibles. Amortization of intangibles includes amortization of the core deposit intangible, customer list, and purchased credit card relationship intangibles recognized from the HTLF acquisition.
o
An increase of $20.6 million in other expense driven by fees for termination of legacy HTLF contracts, coupled with a $3.9 million increase in charitable contributions.
o
Increases of $12.8 million in processing fees, driven by increased software subscription costs, and $11.4 million in legal and consulting expense primarily due to HTLF acquisition-related costs and timing of multiple projects.
o
Increases of $8.7 million in occupancy expense due to branch buildings and office locations added to the company's footprint related to the HTLF acquisition, and $6.2 million in marketing and business development driven by the HTLF acquisition-related expense, including the timing of multiple advertising campaigns and increased travel and entertainment expense.
•
Fourth quarter 2025 noninterest expense included $39.7 million in total acquisition-related and other nonrecurring costs, compared to $35.6 million in the linked quarter, and $3.7 million in the fourth quarter of 2024. During the fourth quarter of 2025, this expense was composed primarily of $15.5 million in other expense for contract termination fees as discussed above, $12.4 million in legal and consulting expense, $7.1 million in salaries and employee benefits, and $3.0 million in marketing expense. During the linked quarter, the $35.6 million in acquisition-related expense was primarily composed of $19.6 million in other expense for contract terminations, $9.2 million in legal and consulting expense, $4.5 million in salaries and employee benefits, and $3.5 million in supplies and services expense. During the fourth quarter of 2024, acquisition-related expense was primarily composed of $3.4 million in legal and consulting expense.

Income taxes

•
The company’s effective tax rate was 19.7% for the year ended December 31, 2025, compared to 18.5% for the same period in 2024. The increase is mainly due to a smaller proportion of income being earned from tax-exempt municipal securities, lower federal tax credits (net of amortization), and higher state and local income taxes. This was partially offset by more favorable discrete tax items in 2025, including a benefit from remeasuring deferred tax assets after the HTLF acquisition increased the state marginal tax rate.

Balance sheet

•
Average total assets for the fourth quarter of 2025 were $69.6 billion compared to $68.5 billion for the linked quarter and $45.0 billion for the same period in 2024.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Commercial and industrial (i)	$15,754,499	$14,787,494	$10,735,539	$967,005	$5,018,960
Specialty lending	542,857	570,079	491,546	(27,222)	51,311
Commercial real estate	16,512,390	16,372,831	10,007,361	139,559	6,505,029
Consumer real estate	4,379,183	4,306,981	3,143,613	72,202	1,235,570
Consumer	242,129	242,526	177,341	(397)	64,788
Credit cards	778,779	755,635	630,373	23,144	148,406
Leases and other	134,235	102,965	104,015	31,270	30,220
Total loans	$38,344,072	$37,138,511	$25,289,788	$1,205,561	$13,054,284

(i) Commercial and industrial loans include all loans to Nondepository Financial Institutions (NDFIs).

•
Average loans for the fourth quarter of 2025 increased $1.2 billion, or 3.2%, on a linked-quarter basis and $13.1 billion, or 51.6%, compared to the fourth quarter of 2024. These increases reflect continued organic momentum across legacy UMB geographies, as well as the impact of acquired HTLF balances.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Securities available for sale:
U.S. Treasury	$2,256,084	$2,134,787	$1,131,295	$121,297	$1,124,789
U.S. Agencies	77,151	81,708	159,808	(4,557)	(82,657)
Mortgage-backed	7,977,598	7,379,243	4,200,465	598,355	3,777,133
State and political subdivisions	2,466,226	2,425,931	1,241,033	40,295	1,225,193
Corporates	196,425	236,483	321,939	(40,058)	(125,514)
Collateralized loan obligations	555,561	557,125	359,053	(1,564)	196,508
Total securities available for sale	$13,529,045	$12,815,277	$7,413,593	$713,768	$6,115,452
Securities held to maturity:
U.S. Treasury	$38,251	$8,019	$—	$30,232	$38,251
U.S. Agencies	—	—	116,316	—	(116,316)
Mortgage-backed	2,536,279	2,402,963	2,542,385	133,316	(6,106)
State and political subdivisions	3,137,793	3,045,676	2,765,663	92,117	372,130
Total securities held to maturity	$5,712,323	$5,456,658	$5,424,364	$255,665	$287,959
Trading securities	$19,155	$12,098	$25,224	$7,057	$(6,069)
Other securities	710,772	734,793	466,545	(24,021)	244,227
Total securities	$19,971,295	$19,018,826	$13,329,726	$952,469	$6,641,569

•
Average total securities increased 5.0% on a linked-quarter basis and 49.8% compared to the fourth quarter of 2024.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Deposits:
Noninterest-bearing demand	$14,720,416	$13,858,827	$10,637,616	$861,589	$4,082,800
Interest-bearing demand and savings	39,299,431	39,555,585	25,367,316	(256,154)	13,932,115
Time deposits	3,533,753	3,349,181	2,012,287	184,572	1,521,466
Total deposits	$57,553,600	$56,763,593	$38,017,219	$790,007	$19,536,381
Noninterest bearing deposits as % of total	25.6%	24.4%	28.0%

•
Average deposits increased 1.4% on a linked-quarter basis and 51.4% compared to the fourth quarter of 2024. These increases reflect continued organic momentum across legacy UMB geographies as well as the impact of acquired HTLF balances.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	December 31, 2025	September 30, 2025	December 31, 2024
Total equity	$7,693,568	$7,443,950	$3,466,541
Total common equity	7,417,284	7,161,853	3,466,541
Accumulated other comprehensive loss, net	(261,520)	(324,842)	(573,050)
Book value per common share	97.65	94.29	71.02
Tangible book value per common share (Non-GAAP)(i)	67.02	63.40	65.46

Regulatory capital:
Common equity Tier 1 capital	$5,459,343	$5,226,775	$3,802,257
Tier 1 capital	5,753,409	5,520,841	3,802,257
Total capital	6,654,521	6,406,709	4,445,872

Regulatory capital ratios:
Common equity Tier 1 capital ratio	10.96%	10.70%	11.29%
Tier 1 risk-based capital ratio	11.55	11.30	11.29
Total risk-based capital ratio	13.36	13.11	13.21
Tier 1 leverage ratio	8.54	8.33	8.50

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
At December 31, 2025, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q2	Q1		Q4
	2025	2025	2025	2025		2024
Net charge-offs - total loans	$12,654	$18,383	$15,462	$35,872		$8,935
Net loan charge-offs as a % of total average loans	0.13%	0.20%	0.17%	0.45%		0.14%
Loans over 90 days past due	$18,403	$6,131	$6,813	$6,346		$7,602
Loans over 90 days past due as a % of total loans	0.05%	0.02%	0.02%	0.02%		0.03%
Nonaccrual and restructured loans	$144,666	$131,965	$97,029	$100,885		$19,282
Nonaccrual and restructured loans as a % of total loans	0.37%	0.35%	0.26%	0.28%		0.08%
Provision for credit losses	$25,000	$22,500	$21,000	$86,000	(i)	$19,000

(i) Provision in the first quarter of 2025 included $62.0 million for Day 1 provision expense to establish an allowance for credit losses on acquired HTLF loans that were designated as non-purchase credit deteriorated (non-PCD) at the close of the transaction.

•
Provision for credit losses for the fourth quarter increased $2.5 million from the linked quarter and increased $6.0 million from the fourth quarter of 2024. The change in provision expense is driven by ongoing recalibrations of econometric loss models and general portfolio trends in the current periods as compared to the prior periods.
•
Net charge-offs for the fourth quarter totaled $12.7 million, or 0.13% of average loans, compared to $18.4 million, or 0.20% of average loans in the linked quarter, and $8.9 million, or 0.14% of average loans for the fourth quarter of 2024.
•
Nonaccrual loans increased to $144.7 million, or 0.37% of total loans; the increase compared to the linked quarter was primarily driven by the addition of one legacy HTLF loan to nonaccrual status.

Conference Call

The company will host a conference call to discuss its fourth quarter 2025 earnings results on Wednesday, January 28, 2026, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 833-470-1428 or (international) 646-844-6383 and requesting to join the UMB Financial call with access code 066287. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 4Q 2025 Conference Call

A replay of the conference call may be heard through February 11, 2026, by calling (toll-free) 866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 957120. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income available to common shareholders, operating earnings per share – diluted (operating EPS), operating return on average common equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible common shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income available to common shareholders, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible common shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income available to common shareholders for the relevant period is defined as GAAP net income available to common shareholders, adjusted to reflect the impact of excluding expenses related to Day 1 acquisition provision expense, acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income available to common shareholders, divided by the company’s average total common shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income available to common shareholders, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Tangible common shareholders’ equity for the relevant period is defined as GAAP common shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible common shareholders’ equity divided by the Company’s total common shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2024, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve; and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers commercial banking, which includes comprehensive deposit, lending, investment and retirement plan services; personal banking, which includes comprehensive deposit, lending, wealth management and financial planning services; and institutional banking, which includes asset servicing, corporate trust solutions, investment banking and healthcare services. UMB operates branches throughout Missouri, Arizona, California, Colorado, Iowa, Kansas, Illinois, Minnesota, Nebraska, New Mexico, Oklahoma, Texas, Utah, and Wisconsin. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	December 31,
	2025	2024
ASSETS
Loans	$38,779,408	$25,642,301
Allowance for credit losses on loans	(419,478)	(259,089)
Net loans	38,359,930	25,383,212
Loans held for sale	2,030	2,756
Securities:
Available for sale	13,709,141	7,774,334
Held to maturity, net of allowance for credit losses	5,722,543	5,376,267
Trading securities	22,331	28,533
Other securities	676,300	471,018
Total securities	20,130,315	13,650,152
Federal funds sold and resell agreements	1,548,093	545,000
Interest-bearing due from banks	6,940,535	7,986,270
Cash and due from banks	952,547	573,175
Premises and equipment, net	398,271	221,773
Accrued income	349,639	246,095
Goodwill	1,839,825	207,385
Other intangibles, net	486,869	63,647
Other assets	2,086,036	1,530,199
Total assets	$73,094,090	$50,409,664

LIABILITIES
Deposits:
Noninterest-bearing demand	$17,143,341	$13,617,167
Interest-bearing demand and savings	39,752,587	27,397,195
Time deposits under $250,000	1,934,617	969,132
Time deposits of $250,000 or more	1,826,245	1,158,535
Total deposits	60,656,790	43,142,029
Federal funds purchased and repurchase agreements	3,324,938	2,609,715
Long-term debt	474,229	385,292
Accrued expenses and taxes	435,351	368,457
Other liabilities	509,214	437,630
Total liabilities	65,400,522	46,943,123

SHAREHOLDERS' EQUITY
Series B Fixed-Rate Reset Non-Cumulative Perpetual Preferred stock	294,066	—
Common stock	78,666	55,057
Capital surplus	4,011,047	1,145,638
Retained earnings	3,736,413	3,174,948
Accumulated other comprehensive loss, net	(261,520)	(573,050)
Treasury stock	(165,104)	(336,052)
Total shareholders' equity	7,693,568	3,466,541
Total liabilities and shareholders' equity	$73,094,090	$50,409,664

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
INTEREST INCOME
Loans	$646,404	$410,631	$2,415,279	$1,612,948
Securities:
Taxable interest	145,921	71,403	504,630	257,562
Tax-exempt interest	34,184	24,387	130,206	99,375
Total securities income	180,105	95,790	634,836	356,937
Federal funds and resell agreements	13,102	5,902	38,152	17,628
Interest-bearing due from banks	47,104	42,314	264,915	182,145
Trading securities	161	331	1,098	1,351
Total interest income	886,876	554,968	3,354,280	2,171,009
INTEREST EXPENSE
Deposits	327,108	255,303	1,336,549	982,302
Federal funds and repurchase agreements	26,859	23,745	108,704	106,558
Other	10,409	6,946	46,822	81,257
Total interest expense	364,376	285,994	1,492,075	1,170,117
Net interest income	522,500	268,974	1,862,205	1,000,892
Provision for credit losses	25,000	19,000	154,500	61,050
Net interest income after provision for credit losses	497,500	249,974	1,707,705	939,842
NONINTEREST INCOME
Trust and securities processing	92,428	76,861	343,398	290,571
Trading and investment banking	6,198	6,185	25,305	24,226
Service charges on deposit accounts	27,734	21,405	113,206	84,512
Insurance fees and commissions	236	425	910	1,257
Brokerage fees	20,495	18,635	79,592	61,564
Bankcard fees	29,052	21,089	113,924	87,797
Investment securities gains, net	2,157	593	30,967	10,720
Other	20,069	20,018	82,748	67,470
Total noninterest income	198,369	165,211	790,050	628,117
NONINTEREST EXPENSE
Salaries and employee benefits	228,605	161,062	883,883	593,913
Occupancy, net	19,933	11,272	73,722	47,539
Equipment	14,978	15,312	64,915	63,406
Supplies and services	6,843	3,173	28,503	14,845
Marketing and business development	15,246	8,999	45,682	28,439
Processing fees	43,350	30,565	172,846	117,899
Legal and consulting	23,614	12,229	92,304	46,207
Bankcard	12,570	9,398	49,503	44,265
Amortization of other intangible assets	25,454	1,917	93,521	7,705
Regulatory fees	3,164	5,255	28,751	31,904
Other	31,803	11,179	89,170	30,564
Total noninterest expense	425,560	270,361	1,622,800	1,026,686
Income before income taxes	270,309	144,824	874,955	541,273
Income tax expense	54,954	24,827	172,557	100,030
NET INCOME	215,355	119,997	702,398	441,243
Less: Preferred dividends	5,812	—	17,781	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$209,543	$119,997	$684,617	$441,243

PER SHARE DATA
Net income per common share – basic	$2.76	$2.46	$9.35	$9.05
Net income per common share – diluted	2.74	2.44	9.29	8.99

Dividends per common share	0.43	0.40	1.63	1.57
Weighted average common shares outstanding – basic	75,956,829	48,807,081	73,259,082	48,747,814
Weighted average common shares outstanding – diluted	76,417,070	49,178,891	73,670,643	49,056,956

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income	$215,355	$119,997	$702,398	$441,243
Other comprehensive income (loss), before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	78,069	(183,961)	343,056	(8,956)
Less: Reclassification adjustment for net losses (gains) included in net income	41	—	(473)	(139)
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	7,763	8,560	32,049	35,905
Change in unrealized gains and losses on debt securities	85,873	(175,401)	374,632	26,810
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(3,679)	(58,542)	32,973	(40,530)
Less: Reclassification adjustment for net losses (gains) included in net income	2,156	(677)	7,287	(8,069)
Change in unrealized gains and losses on derivative hedges	(1,523)	(59,219)	40,260	(48,599)
Other comprehensive income (loss), before tax	84,350	(234,620)	414,892	(21,789)
Income tax (expense) benefit	(21,028)	57,426	(103,362)	5,674
Other comprehensive income (loss)	63,322	(177,194)	311,530	(16,115)
Comprehensive income (loss)	$278,677	$(57,197)	$1,013,928	$425,128

Consolidated Statements of Shareholders' Equity			UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Preferred Stock	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2024	$—	$55,057	$1,134,363	$2,810,824	$(556,935)	$(342,890)	$3,100,419
Total comprehensive income	—	—	—	441,243	(16,115)	—	425,128
Dividends ($1.57 per share)	—	—	—	(77,119)	—	—	(77,119)
Purchase of treasury stock	—	—	—	—	—	(7,738)	(7,738)
Issuances of equity awards, net of forfeitures	—	—	(11,220)	—	—	11,923	703
Recognition of equity-based compensation	—	—	21,876	—	—	—	21,876
Sale of treasury stock	—	—	342	—	—	240	582
Exercise of stock options	—	—	1,690	—	—	2,413	4,103
Common stock issuance costs	—	—	(1,413)	—	—	—	(1,413)
Balance - December 31, 2024	$—	$55,057	$1,145,638	$3,174,948	$(573,050)	$(336,052)	$3,466,541

Balance - January 1, 2025	$—	$55,057	$1,145,638	$3,174,948	$(573,050)	$(336,052)	$3,466,541
Total comprehensive income	—	—	—	702,398	311,530	—	1,013,928
Cash dividends declared:
Preferred dividends Series A ($350.00 per share)	—	—	—	(4,025)	—	—	(4,025)
Preferred dividends Series B ($458.54 per share)	—	—	—	(13,756)	—	—	(13,756)
Common dividends ($1.63 per share)	—	—	—	(123,357)	—	—	(123,357)
Purchase of treasury stock	—	—	—	—	—	(17,628)	(17,628)
Issuances of equity awards, net of forfeitures	—	—	(18,816)	—	—	19,616	800
Recognition of equity-based compensation	—	—	57,334	—	—	—	57,334
Sale of treasury stock	—	—	343	—	—	351	694
Exercise of stock options	—	—	90	—	—	524	614
Common stock issuance	—	—	67,056	—	—	168,085	235,141
Preferred stock issuance, net of issuance costs	294,066	—	—	—	—	—	294,066
Preferred stock redemption	(110,705)	—	(4,500)	205	—	—	(115,000)
Stock issuance for acquisition, net of issuance costs	110,705	23,609	2,763,902	—	—	—	2,898,216
Balance - December 31, 2025	$294,066	$78,666	$4,011,047	$3,736,413	$(261,520)	$(165,104)	$7,693,568

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended December 31,
	2025		2024
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$38,344,072	6.69%	$25,289,788	6.46%
Securities:
Taxable	15,420,641	3.75	9,739,156	2.92
Tax-exempt	4,531,499	3.75	3,565,346	3.42
Total securities	19,952,140	3.75	13,304,502	3.05
Federal funds and resell agreements	1,134,978	4.58	429,898	5.46
Interest-bearing due from banks	4,710,503	3.97	3,573,884	4.71
Trading securities	19,155	3.71	25,224	5.68
Total earning assets	64,160,848	5.54	42,623,296	5.24
Allowance for credit losses	(399,848)		(250,824)
Other assets	5,803,859		2,608,524
Total assets	$69,564,859		$44,980,996

Liabilities and Shareholders' Equity
Interest-bearing deposits	$42,833,184	3.03%	$27,379,603	3.71%
Federal funds and repurchase agreements	2,961,176	3.60	2,250,507	4.20
Borrowed funds	472,613	8.74	409,474	6.75
Total interest-bearing liabilities	46,266,973	3.12	30,039,584	3.79
Noninterest-bearing demand deposits	14,720,416		10,637,616
Other liabilities	919,381		776,031
Shareholders' equity	7,658,089		3,527,765
Total liabilities and shareholders' equity	$69,564,859		$44,980,996
Net interest spread		2.42%		1.45%
Net interest margin		3.29		2.57

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Year Ended December 31,
	2025		2024
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$36,069,274	6.70%	$24,212,645	6.66%
Securities:
Taxable	13,844,165	3.65	9,290,809	2.77
Tax-exempt	4,284,530	3.80	3,634,588	3.44
Total securities	18,128,695	3.68	12,925,397	2.96
Federal funds and resell agreements	777,206	4.91	303,096	5.82
Interest-bearing due from banks	6,095,348	4.35	3,482,402	5.23
Trading securities	17,183	6.79	22,311	6.53
Total earning assets	61,087,706	5.54	40,945,851	5.37
Allowance for credit losses	(369,496)		(235,370)
Other assets	5,537,862		2,479,363
Total assets	$66,256,072		$43,189,844

Liabilities and Shareholders' Equity
Interest-bearing deposits	$40,981,808	3.26%	$25,224,201	3.89%
Federal funds and repurchase agreements	2,822,046	3.85	2,338,455	4.56
Borrowed funds	581,469	8.05	1,447,646	5.61
Total interest-bearing liabilities	44,385,323	3.36	29,010,302	4.03
Noninterest-bearing demand deposits	14,105,537		10,077,251
Other liabilities	871,439		769,479
Shareholders' equity	6,893,773		3,332,812
Total liabilities and shareholders' equity	$66,256,072		$43,189,844
Net interest spread		2.18%		1.34%
Net interest margin		3.10		2.51

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$363,050	$69,825	$89,625	$522,500
Provision for credit losses	22,004	519	2,477	25,000
Noninterest income	43,084	117,331	37,954	198,369
Noninterest expense	194,460	111,047	120,053	425,560
Income before taxes	189,670	75,590	5,049	270,309
Income tax expense	38,560	15,367	1,027	54,954
Net income	$151,110	$60,223	$4,022	$215,355

	Three Months Ended December 31, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$180,737	$52,466	$35,771	$268,974
Provision for credit losses	16,012	401	2,587	19,000
Noninterest income	30,306	108,784	26,121	165,211
Noninterest expense	95,402	107,188	67,771	270,361
Income (loss) before taxes	99,629	53,661	(8,466)	144,824
Income tax expense (benefit)	17,483	8,649	(1,305)	24,827
Net income (loss)	$82,146	$45,012	$(7,161)	$119,997

	Year Ended December 31, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$1,291,140	$258,312	$312,753	$1,862,205
Provision for credit losses	126,554	1,844	26,102	154,500
Noninterest income	179,612	444,502	165,936	790,050
Noninterest expense	725,151	434,063	463,586	1,622,800
Income (loss) before taxes	619,047	266,907	(10,999)	874,955
Income tax expense (benefit)	122,087	52,639	(2,169)	172,557
Net income (loss)	$496,960	$214,268	$(8,830)	$702,398

	Year Ended December 31, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$668,235	$197,174	$135,483	$1,000,892
Provision for credit losses	51,781	1,155	8,114	61,050
Noninterest income	134,500	393,984	99,633	628,117
Noninterest expense	367,135	397,316	262,235	1,026,686
Income (loss) before taxes	383,819	192,687	(35,233)	541,273
Income tax expense (benefit)	71,367	35,016	(6,353)	100,030
Net income (loss)	$312,452	$157,671	$(28,880)	$441,243

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at December 31, 2025.

Non-GAAP Financial Measures

Net operating income available to common shareholders Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income available to common shareholders (GAAP)	$209,543	$119,997	$684,617	$441,243
Adjustments:
Day 1 acquisition provision expense	—	—	62,037	—
Acquisition expense	39,697	3,658	141,963	16,250
Severance expense	58	245	1,280	569
FDIC special assessment	(5,989)	(826)	(7,765)	6,644
Tax-impact of adjustments (i)	(8,103)	(497)	(46,123)	(2,961)
Total Non-GAAP adjustments (net of tax)	25,663	2,580	151,392	20,502
Net operating income (Non-GAAP)	$235,206	$122,577	$836,009	$461,745

Earnings per common share - diluted (GAAP)	$2.74	$2.44	$9.29	$8.99
Day 1 acquisition provision expense	—	—	0.85	—
Acquisition expense	0.52	0.07	1.92	0.33
Severance expense	—	—	0.02	0.01
FDIC special assessment	(0.08)	(0.01)	(0.11)	0.14
Tax-impact of adjustments (i)	(0.10)	(0.01)	(0.62)	(0.06)
Operating earnings per common share - diluted (Non-GAAP)	$3.08	$2.49	$11.35	$9.41

GAAP
Return on average assets	1.20%	1.06%	1.03%	1.02%
Return on average common equity	11.27	13.53	10.24	13.24

Non-GAAP
Operating return on average assets	1.34%	1.08%	1.26%	1.07%
Operating return on average common equity	12.65	13.82	12.51	13.85

(i) Calculated using the company’s marginal tax rate of 24.0% for 2025 and 23.0% for 2024. Certain merger-related expenses are non-deductible.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Noninterest expense	$425,560	$270,361	$1,622,800	$1,026,686
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	39,697	3,658	141,963	16,250
Severance expense	58	245	1,280	569
FDIC special assessment	(5,989)	(826)	(7,765)	6,644
Total Non-GAAP adjustments (pre-tax)	33,766	3,077	135,478	23,463
Operating noninterest expense (Non-GAAP)	$391,794	$267,284	$1,487,322	$1,003,223

Noninterest expense	$425,560	$270,361	$1,622,800	$1,026,686
Less: Amortization of other intangibles	25,454	1,917	93,521	7,705
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$400,106	$268,444	$1,529,279	$1,018,981

Operating noninterest expense	$391,794	$267,284	$1,487,322	$1,003,223
Less: Amortization of other intangibles	25,454	1,917	93,521	7,705
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$366,340	$265,367	$1,393,801	$995,518

Net interest income	$522,500	$268,974	$1,862,205	$1,000,892
Noninterest income	198,369	165,211	790,050	628,117
Less: (Losses) gains on sales of securities available for sale, net	(41)	—	473	139
Total Non-GAAP Revenue (denominator A)	$720,910	$434,185	$2,651,782	$1,628,870

Efficiency ratio (numerator A/denominator A)	55.50%	61.83%	57.67%	62.56%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	50.82	61.12	52.56	61.12

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net interest income (GAAP)	$522,500	$268,974	$1,862,205	$1,000,892
Noninterest income (GAAP)	198,369	165,211	790,050	628,117

Noninterest expense (GAAP)	425,560	270,361	1,622,800	1,026,686
Adjustments to arrive at operating noninterest expense:
Acquisition expense	39,697	3,658	141,963	16,250
Severance expense	58	245	1,280	569
FDIC special assessment	(5,989)	(826)	(7,765)	6,644
Total Non-GAAP adjustments	33,766	3,077	135,478	23,463
Operating noninterest expense (Non-GAAP)	391,794	267,284	1,487,322	1,003,223
Operating pre-tax, pre-provision income (Non-GAAP)	$329,075	$166,901	$1,164,933	$625,786

Net interest income earnings per common share - diluted (GAAP)	$6.84	$5.47	$25.28	$20.40
Noninterest income (GAAP)	2.60	3.36	10.72	12.80
Noninterest expense (GAAP)	5.57	5.50	22.03	20.93
Acquisition expense	0.52	0.07	1.92	0.33
Severance expense	—	—	0.02	0.01
FDIC special assessment	(0.08)	(0.01)	(0.11)	0.14
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)	$4.31	$3.39	$15.80	$12.75

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net interest income (GAAP)	$522,500	$268,974	$1,862,205	$1,000,892
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	8,762	6,369	32,872	25,893
Net interest income - FTE (Non-GAAP)	531,262	275,343	1,895,077	1,026,785

Noninterest income (GAAP)	198,369	165,211	790,050	628,117

Noninterest expense (GAAP)	425,560	270,361	1,622,800	1,026,686
Adjustments to arrive at operating noninterest expense:
Acquisition expense	39,697	3,658	141,963	16,250
Severance expense	58	245	1,280	569
FDIC special assessment	(5,989)	(826)	(7,765)	6,644
Total Non-GAAP adjustments	33,766	3,077	135,478	23,463
Operating noninterest expense (Non-GAAP)	391,794	267,284	1,487,322	1,003,223
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$337,837	$173,270	$1,197,805	$651,679

Net interest income earnings per common share - diluted (GAAP)	$6.84	$5.47	$25.28	$20.40
Tax equivalent interest	0.11	0.13	0.45	0.53
Net interest income - FTE (Non-GAAP)	6.95	5.60	25.73	20.93
Noninterest income (GAAP)	2.60	3.36	10.72	12.80
Noninterest expense (GAAP)	5.57	5.50	22.03	20.93
Acquisition expense	0.52	0.07	1.92	0.33
Severance expense	—	—	0.02	0.01
FDIC special assessment	(0.08)	(0.01)	(0.11)	0.14
Operating pre-tax, pre-provision income - FTE earnings per common share - diluted (Non-GAAP)	$4.42	$3.52	$16.25	$13.28

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of December 31,
	2025	2024
Total common shareholders' equity (GAAP)	$7,417,284	$3,466,541
Less: Intangible assets
Goodwill	1,839,825	207,385
Other intangibles, net	486,869	63,647
Total intangibles, net	2,326,694	271,032
Total tangible common shareholders' equity (Non-GAAP)	$5,090,590	$3,195,509

Total common shares outstanding	75,960,675	48,814,177

Ratio of total common shareholders' equity (book value) per share	$97.65	$71.02
Ratio of total tangible common shareholders' equity (tangible book value) per share (Non-GAAP)	67.02	65.46